UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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AmSurg Corp.

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AmSurg Corp.
May 17, 2011
     AmSurg Corp.’s (the “Company”) proxy statement, first distributed to shareholders beginning on April 20, 2011, relating to the Company’s 2011 annual meeting of shareholders to be held on May 19, 2011 had a computational error in the summary compensation table (page 24 of your proxy statement) relating to the total compensation of the named executive officers. The table and footnotes on the following page (numbered page 24) correct that error. Please use this page instead of the corresponding page in your bound proxy statement. We apologize for the error.

EXECUTIVE COMPENSATION
2010 Summary Executive Compensation Table
The following table sets forth information concerning total compensation paid or earned during the 2010 fiscal year for the persons who served during 2010 as our Chief Executive Officer, Chief Financial Officer and other three most highly compensated executive officers. We will refer to the foregoing individuals as the “named executive officers.” As reflected in the table below, the primary components of the Company’s compensation program are cash compensation, consisting of a mix of base salary and cash bonus compensation, and equity compensation, consisting of restricted shares of the Company’s common stock and stock options with time-based vesting.

				Stock	Option	Non-Equity Incentive Plan	All Other
Name and		Salary	Bonus	Awards(1)	Awards(1)	Compensation(2)	Compensation	Total
Principal Position	Year	($)	($)	($)	($)	($)	($)(3)	($)
Christopher A. Holden President and Chief	2010	559,000	139,750	999,753	—	—	20,895	1,719,398
Executive Officer	2009	537,500	73,748	625,000	—	359,083	100,667	1,659,998
	2008	500,000	—	287,521	199,107	85,000	17,740	1,089,368

Claire M. Gulmi Executive Vice President,	2010	399,400	79,880	537,656	—	—	17,482	1,034,418
Chief Financial	2009	384,038	42,188	348,741	—	205,418	74,485	1,054,870
Officer and Secretary	2008	367,500	—	297,009	205,749	49,925	15,312	935,495

David L. Manning Executive Vice President	2010	399,400	79,880	537,656	—	—	16,719	1,033,655
and Chief	2009	384,038	27,861	330,383	—	140,733	73,095	956,110
Development Officer	2008	367,500	—	297,009	205,749	157,748	14,809	1,042,815

Billie A. Payne Senior Vice President,	2010	304,848	45,727	366,419	—	—	12,685	729,679
Operations	2009	293,123	24,151	210,280	—	94,670	56,292	678,516
	2008	280,500	—	150,619	104,314	28,598	14,176	578,207

Phillip A. Clendenin Senior Vice President,	2010	275,600	41,340	291,521	—	—	8,268	616,729
Corporate Services (4)	2009	199,637	—	166,900	—	69,464	35,775	471,776

(1)	Reflects the aggregate grant date fair value for the awards calculated in accordance with FASB ASC Topic 718. See Note 1(m) to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 regarding the assumptions underlying valuation of equity awards.

(2)	Reflects bonuses earned during the fiscal year pursuant to our cash bonus plan.

(3)	Reflects, for 2010, (a) Company matching contributions to the 401(k) plan of $4,125 for Mr. Holden, $5,500 for Ms. Gulmi, $4,737 for Mr. Manning, $3,540 for Ms. Payne, and $0 for Mr. Clendenin, and (b) Company contributions to the supplemental executive retirement savings plan of $16,770 for Mr. Holden, $11,982 for Ms. Gulmi and Mr. Manning, $9,145 for Ms. Payne, and $8,268 for Mr. Clendenin.

(4)	Mr. Clendenin was appointed Senior Vice President, Corporate Services on March 23, 2009.

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